CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated February 27, 2009, with respect to the financial statements of Morgan Stanley Global Long/Short Fund P for the year ended December 31, 2008, which is incorporated by reference in the Post-Effective Amendment No. 2 and Amendment No. 4 of this Registration Statement (Form N-2 Nos. 333-144614 and 811-22095).

ERNST & YOUNG LLP

Philadelphia, Pennsylvania

April 27, 2009